EXHIBIT 10.20

IN THE COUNTY COURT IN AND
FOR BROWARD COUNTY, FLORIDA

CASE NO.: COCE 05-12786 52
COUNTY CIVIL DIVISION

FG 2200, LLC, a Florida limited
liability company,

          Plaintiff,

v.

INTERNET BILLING COMPANY, LLC,
a Georgia limited liability company,

          Defendant.

____________________________/

SETTLEMENT STIPULATION

It is stipulated and agreed by and between Plaintiff, FG 2200, LLC, a Florida limited liability company (“FG 2200”), and Defendant, INTERNET BILLING COMPANY, LLC (“IBILL”), as follows:

1.

Unless otherwise clearly indicated by the context to the contrary, the capitalized terms used in this Stipulation shall have the same definitions as those set forth in the Complaint in this action (the “Complaint”).

2.

As consideration for the execution of this Stipulation, IBILL may remain in possession of the subject premises until January 31, 2006, only under a license granted by this Stipulation (the “License”). The terms of the License shall be the same as the terms of the Lease, as amended, as modified by this Stipulation. The monthly Base Rent and Additional Rent for Operating Expenses for the months of December 2005 and January 2006 shall be $76,152.52. FG 2200 agrees to defer payment of $25,152.52 per month for each of these months (the “Deferred Amount”). IBILL’s interest in the Premises will be that of a mere license and IBILL will have no other right, title, and interest in the Premises or the Lease.

3.

IBILL acknowledges that past due rent and other charges are currently due and owing to FG 2200 in the amount of $422,673.05 as of the date of this Stipulation (the “Present Arrearange”). FG 2200 will (1) relieve IBILL from its obligation to pay the Present Arrearange and the Deferred Amount, and (2) forgive all of IBILL’s past defaults under the Lease, including but not limited to those breaches referenced in FG 2200’s Complaint for Damages, provided the following events occur:

a)

IBILL, immediately upon execution of this Stipulation, pays by wire transfer or cashier’s check, $102,000.00 directly to FG 2200;

b)

IBILL pays by wire transfer or cashier’s check, an additional $51,000.00 directly to FG 2200 on or before December 1, 2006;

c)

IBILL pays by wire transfer or cashier’s check, an additional $51,000.00 directly to FG 2200 on or before January 1, 2006;

d)

IBILL vacates the Premises on or before January 31, 2006; and,

e)

IBILL complies with all of the other terms of this Settlement Stipulation.

4.

IBILL acknowledges that FG 2200 previously received a proposal to enter into a new lease (the “New Lease”) for the Premises with a new Lessee. IBILL understands that the new lessee required the rights to certain furniture, fixtures, and equipment currently owned by IBILL including, but not limited to, the executive desks, all racks, all punch panels, the UPS battery back-up, the supplemental HVAC, the telephone system, all cubicles, and all chairs and tables in all offices and open areas but excluding the computers, servers, server cabinets, printers, photocopiers, the file cabinets other than those in the cubicles, and seven executive desks as designated by FG 2200 (the “Personal Property”). By November 30, 2005, IBILL will prepare and deliver to FG 2200 an inventory of the Personal Property. Thereafter, FG 2200 will have the right to verify the accuracy of the inventory by inspecting the Personal Property in the Premises through its designated representatives. By executing this Stipulation, IBILL grants and conveys to FG 2200 all right, title, and interest of IBILL in and to the Personal Property and represents and warrants that: (i) IBILL has good and marketable title to all of the Personal Property free and clear of all liens, encumbrances, equipment or personal property leases, and security interests of any type or nature; (ii) no financing statement covering any of the Personal Property or any proceeds of it is on file in any public office; (iii) IBILL has paid all ad valorem personal property taxes on the Personal Property and will pay the 2005 taxes promptly on receipt of the bill for them in November, 2005, and shall promptly furnish FG 2200 with proof of payment; and (iv) IBILL has full right and authority, without the joinder, consent, or authorization of any other party, to convey the Personal Property to FG 2200.

5.

IBILL acknowledges that time is of the essence and declares and affirms that it will deliver the Premises to FG 2200 on or before January 31, 2006.

6.

Under Paragraph 8 of the First Amendment, IBILL agreed “to pay all of Landlord’s costs and expenses associated with securing a replacement tenant, including, but not limited to, lease negotiation costs, broker or consultant fees, tenant improvement costs, tenant improvement allowances and incentives, and Landlord’s associated legal fees and costs.” The total amount owned by IBILL for the New Lease costs will exceed the amount of IBILL’s Security Deposit under the Lease (the “New Lease Costs”). IBILL authorizes FG 2200 to offset immediately IBILL’s Security Deposit under the Lease in the amount of $450,000.00, on account of its obligations for the New Lease Costs under Paragraph 8 of the First Amendment. Provided IBILL timely performs all of its obligations under this Stipulation, the balance of the New Lease Costs owned by IBILL will be waived by FG 2200. IBILL’s Security Deposit under the Lease in the amount of $450,000.00 is currently being held by IBILL’s mortgage lender. Said lender will hold IBILL’s $450,000.00 Security Deposit until IBILL vacates the Premises. As such, IBILL hereby releases and waives any and all claims to the $450,000.00 Security Deposit.

7.

Except or Base Rent and Additional Rent for Operating Expenses for the period through January 31, 2006 (which shall be payable as provided in Paragraphs 2 and 3 above), IBILL shall remain liable for all rent and other amounts owed under the License and shall pay such amounts as they come due.

8.

Upon the parties’ execution of this Stipulation, IBILL shall be entitled to immediate entry of Final Judgment of Eviction and Possession in substantially the form of the Final Judgment attached hereto as EXHIBIT “A” (the “Final Judgment”). If and for so long as IBILL fully and timely complies with all of its obligations under this Stipulation and under the License, FG 2200 agrees that it will not seek the issuance of a Writ of Possession by the Clerk of the Court pursuant to the Final Judgment.

9.

However, should IBILL fail to fully and timely comply with any one of its obligations delineated in Subparagraphs 3(a)-(d) of this Stipulation, FG 2200 shall cause the Sheriff to serve the Writ of Possession against IBILL.

10.

If IBILL fully and timely complies with each of its obligations as outlined in this Stipulation including, but not limited to, making all payments on or before the respective dates on which they are due and vacating the Premises on or before January 31, 2006, FG 2200 shall pay $225,000.00 directly to IBILL and shall immediately return to IBILL the Interactive Brand Development, Inc. restricted stock currently in FG 2200’s possession and IBILL and FG 2200 agree to execute a Mutual Release, releasing each other from any and all claims asserted and that could have been asserted in the instant action.

11.

IBILL knowingly, voluntarily, and irrevocably waives all rights to appeal the Final Judgment of Eviction and Possession entered pursuant to this Stipulation.

12.

IBILL shall remove all of its property (with the exception of the Personal Property) located on the Premises from the Premises and shall deliver to FG 2200 the keys to the Premises and vacate the Premises on or before January 31, 2006. IBILL shall not remove the Personal Property, any built in items, or any of the following items, all of which shall remain on the Premises: bathroom fixtures and cabinetry, wall mirrors, kitchen area improvements, sinks, lighting fixtures and light bulbs, HVAC equipment, blinds and other window treatments, carpeting and other floor coverings, ceiling tiles, doors (both interior and exterior), shelving, built in futniture, counter tops, millwork, and cabinetry. Any property remaining on the Premises after IBILL vacates the Premises shall be deemed abandoned by IBILL and shall thereupon automatically and without further notice become the property of FG 2200 and may thereafter be sold or otherwise disposed of by FG 2200 without any obligation ot account to IBILL for the property or its proceeds. This Stipulation shall constitute a Bill of Sale conveying toFG 2200 any and all rights of IBILL concerning the property, including the Personal Property. Should IBILL fail to perform its obligations under this paragraph prior to its vacation of the Premises, FG 2200 may do so and all costs incurred by FG 2200 in such regard shall be reimbursed by IBILL. This paragraph shall be construed as a supplement to, and not in replacement of, the provisions of the Lease.

13.

FG 2200 shall have the right to enter the Premises to show it to prospective tenants, purchasers, and mortgagees after reasonable notice to IBILL. IBILL shall not interfere in any manner with these rights of FG 2200.

14.

IBILL represents and warrants that it shall not: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation, or reorganization statute; (b) seek or consent of the appointment of a receiver, liquidator, or any similar official; or (c) make an assignment for the benefit of creditors. In the event the IBILL becomes the subject of a bankruptcy case, then IBILL specifically agrees and consents that FG 2200 shall be entitled forthwith to the property entry of an order fro a bankruptcy court with IBILL’s unconditional consent: (1) granting complete relief from the automatic stay so that FG 2200 may exercise all of its rights and remedies pursuant to non-bankruptcy laws; (2) dismissing the bankruptcy case as a “bad faith” filing and determining (i) that no rehabilitation or reorganization consistent with Congressional intent and the protection afforded by Chapter 11 is possible, and (ii) that dismissing all proceedings is in the best interest of these parties and all other creditors.

15.

This Stipulation may be modified only by a further written agreement signed by all of the parties.

16.

Each party has read and understands each and every provision contained in this Stipulation and has had the benefit of the advice and representation of independent counsel. This Stipulation contains the final and complete expression of the agreement of the parties with respect to the settlement of all issues, claims, and demands which have been or could have been raised in this action.

17.

In any suit, action, or other proceeding, including arbitration or bankruptcy, arising out of or in any manner relating to this Stipulation, including, without limitation, (a) the enforcement or interpretation of any party’s rights or obligations under this Stipulation (whether in contract or tort, or both), or (b) the declaration of any rights or obligations under this Stipulation, the prevailing party, as determined by the court or arbitrator, shall be entitled to recover from the losing party reasonable attorneys’ fees and costs. All references in this Stipulation to attorneys’ fees shall be deemed to include all legal assistants’, paralegals’, and law clerks’ fees and shall include all fees incurred through all post-judgment and appellate levels and in connection with collection proceedings. However, the term “attorneys’ fees” shall exclude fees for lawyers who are employees of a party.

18.

The execution and delivery of this Stipulation shall not waive, affect, diminish, or relinquish any of FG 2200’s rights hereafter to demand strict compliance and performance by IBILL under the License. Except as modified by this Stipulation, all of the terms, covenants, and conditions of, and obligations of IBILL under the License are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term of the License.

19.

Time is of the essence of this Stipulation.

20.

If any provision of this Stipulation is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Stipulation shall remain in full force, if the essential provisions of this Stipulation for each party remain valid, binding, and enforceable.

21.

The terms of this Stipulation are to be governed according to the laws of Florida.

22.

This Stipulation represents the entire agreement of the parties, and there are no other written or oral agreements upon which any of the parties has relied.

IN WITNESS WHEREOF, the parties hereto have executed this Stipulation on the 18th day of November, 2005.

INTERNET BILLING COMPANY, LLC

By:	/s/ GARY SPANIAK
Its: Managing Member

FG 2200, LLC

By:	/s/ DANIEL MEUDIUIO
Its: Managing Member

STATE OF FLORIDA	)
) SS
COUNTY OF BROWARD	)

The foregoing instrument was acknowledged before me this 17 day of November, 2005 by Gary Sfanick as Managing Member, of INTERNET BILLING COMPANY, LLC, a Florida Limited Liability Company, on behalf of the company. (X) He/she is personally known to me or (___) has produced ____________ as identification.

/s/ JOHN J. SHAHADY
NOTARY PUBLIC, State of Fla.
Print Name: John J. Shahady
Commission No.:_____________________

{SEAL}

NOTARY PUBLIC
STATE OF FLORIDA
JOHN J. SHAHADY
MY COMMISSION # DD 383118
EXPIRES: November 14, 2008
Bonded Thru Budget Notary Services

STATE OF FLORIDA	)
) SS
COUNTY OF BROWARD	)

The foregoing instrument was acknowledged before me this 18 day of November, 2005 by Daniel Meudiuio as Managing Member, of FG 2200, LLC, a Florida Limited Liability Company, on behalf of the company. (___) He/she is personally known to me or (X) has produced Driving License as identification.

/s/ JOHN J. SHAHADY
NOTARY PUBLIC, State of Fla.
Print Name: John J. Shahady
Commission No.:_____________________

{SEAL}

NOTARY PUBLIC
STATE OF FLORIDA
JOHN J. SHAHADY
MY COMMISSION # DD 383118
EXPIRES: November 14, 2008
Bonded Thru Budget Notary Services

ADORNO & YOSS LLP	SHUTTS & BOWEN LLP
350 East Las Olas Boulevard	250 Australian Avenue South
Suite 1700	Suite 500
Fort Lauderdale, FL 33301	West Palm Beach, FL 33401
(954) 763—1200	(561) 835—8500
Attorney for Defendant	Attorney for Plaintiff

By: /s/ JOHN J. SHAHADY, ESQ.	By: /s/ VINCENT E. MILLER
John J. Shahady, Esq.	Vincent E. Miller, Esq.
Fla. Bar #998990	Fla. Bar #126o497

EXHIBIT “A”

IN THE COUNTY COURT IN AND
FOR BROWARD COUNTY, FLORIDA

COUNTY CIVIL DIVISION
CASE NO.: COCE 05-12786 52

FG 2200, LLC, a Florida limited
liability company,

          Plaintiff,

v.

INTERNET BILLING COMPANY, LLC,
a Georgia limited liability company,

          Defendant.

____________________________/

FINAL JUDGMENT OF EVICTION AND POSSESSION

THIS CAUSE came before this Court pursuant to the agreement of the parties of this action. The Court has been duly advised of the parties’ agreement to settle the issues regarding possession of the subject leased premises. The Court has been otherwise fully advised in the premises. Based on the foregoing, it is hereby

ORDERED AND ADJUDGED as follows:

1.

Final Judgment of Eviction and Possession of the subject leased premises known as 2200 SW 10th Street, Deerfield Beach, Florida 33442 is hereby entered for FG 2200, LLC2 and against INTERNET BILLING COMPANY, LLC3

2.

The Clerk of the Court, instanter and forthwith, shall issue a Writ of Possession for service by the Sheriff, which shall cause INTERNET BILLING COMPANY, LLC to vacate the subject leased premises and shall cause FG 2200, LLC to be put in possession of the subject leased premises.

3.

This Court retains jurisdiction to hear any and all motions for attorney’s fees.

DONE AND ORDERED in Chambers at Fort Lauderdale, Broward County, Florida this ____ day of November, 2005.

Jay Spechler – County Court Judge

Copies furnished to:

Vincent E. Miller, Esquire,
Shutts & Bowen LLP,
250 Australian Avenue South, Suite 500,
West Palm Beach, Florida 33401

John Shahady, Esquire,
Adorno & Yoss LLP,
350 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, Florida 33301